UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2004

K-SEA TRANSPORTATION PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-31920	20-0194477
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3245 Richmond Terrace Staten Island, New York		10303
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (718) 720-9306

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.            ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 1, 2004, the executive officers and a non-employee director of K-Sea General Partner GP LLC, a Delaware limited liability company (the “Company”) and general partner of the general partner of K-Sea Transportation Partners L.P., a Delaware limited partnership (the “Partnership”), were awarded phantom units and associated distribution equivalent rights, as described below.  The grants were made under the K-Sea Transportation Partners L.P. Long-Term Incentive Plan.

The following table identifies the name of the award recipient and his position with the Company and the number of phantom units granted to each award recipient:

Name	Position	Number of Phantom Units
James J. Dowling	Chairman of the Board; Non-employee director	15,000
Timothy J. Casey	Executive officer	15,000
Richard P. Falcinelli	Executive officer	5,000
John J. Nicola	Executive officer	5,000
Thomas M. Sullivan	Executive officer	5,000

The phantom units vest in five equal annual installments beginning on the first anniversary of the date of grant.  Vesting accelerates upon (a) a termination of the grantee’s service as a director or employee, as the case may be, as a result of the grantee’s death, disability or retirement (after age 70 for directors and age 65 for employees) and (b) a change in control (as defined in the award agreement).  Upon vesting, the award recipient is entitled to receive an equal number of common units representing limited partner interests in the Partnership.  Under the terms of the applicable award agreement, prior to the time of vesting, each grantee is entitled to receive a cash payment with respect to each phantom unit then outstanding equal to the cash distribution made by the Partnership with respect to each common unit.

The forms of phantom unit award agreements between the award recipients and the Company are filed as exhibits to this Report and are incorporated herein by reference.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS.

(c)           Exhibits

10.1         Form of Director Phantom Unit Award Agreement

10.2         Form of Employee Phantom Unit Award Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K-SEA TRANSPORTATION PARTNERS L.P.

	By:	K-SEA GENERAL PARTNER L.P., its general partner

	By:	K-SEA GENERAL PARTNER GP LLC, its general partner

Date: October 7, 2004	By:	/s/ John J. Nicola
John J. Nicola
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Director Phantom Unit Award Agreement
10.2	Form of Employee Phantom Unit Award Agreement